Exhibit 10 (n) (xi)

AMENDMENT NO. 10 TO TRANSFER AND ADMINISTRATION AGREEMENT

AMENDMENT NO. 10 TO TRANSFER AND ADMINISTRATION AGREEMENT, dated as of February 18, 2004 (this " Amendment "), to that certain Transfer and Administration Agreement dated as of March 21, 2001, as amended by Amendment No. 1 to Transfer and Administration Agreement dated as of November 30, 2001, Amendment No. 2 to Transfer and Administration Agreement dated as of December 14, 2001, Amendment No. 3 to Transfer and Administration Agreement dated as of March 20, 2002, Amendment No. 4 to Transfer and Administration Agreement dated as of March 29, 2002, Amendment No. 5 to Transfer and Administration Agreement dated as of May 22, 2002, Amendment No. 6 and Limited Waiver to Transfer and Administration Agreement dated as of September 27, 2002, Amendment No. 7 to Transfer and Administration Agreement dated as of February 19, 2003, Amendment No. 8 to Transfer and Administration Agreement dated as of April 14, 2003 and Amendment No. 9 to Transfer and Administration Agreement dated as of August 13, 2003 (as so amended and in effect, the " TAA "), by and among Arrow Electronics Funding Corporation, a Delaware corporation (the " SPV "), Arrow Electronics, Inc., a New York corporation, individually (" Arrow ") and as the initial Master Servicer, the several commercial paper conduits identified on Schedule A to the TAA and their respective permitted successors and assigns (the " Conduit Investors "; each individually, a " Conduit Investor "), the agent bank set forth opposite the name of each Conduit Investor on such Schedule A and its permitted successors and assigns (each a " Funding Agent ") with respect to such Conduit Investor, and Bank of America, National Association, a national banking association, as the administrative agent for the Investors (the " Administrative Agent "), and the financial institutions from time to time parties thereto as Alternate Investors. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA.

PRELIMINARY STATEMENTS:

WHEREAS, the SPV, Arrow, the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent have entered into the TAA;

WHEREAS, the SPV and Arrow have requested that the Conduit Investors, the Funding Agents, the Alternate Investors and the Administrative Agent agree to make certain changes and amendments to the TAA;

WHEREAS, subject to the terms and conditions set forth herein, the Conduit Investors, the Alternate Investors, the Funding Agents and the Administrative Agent are willing to make such changes and amendments to the TAA; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  Amendments to the TAA . Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the TAA is hereby amended as follows:

    Section 1.1 is amended by amending and restating the definition of "Adjusted Consolidated EBITDA," such definition to read in its entirety as follows:

" Adjusted Consolidated EBITDA " means for any fiscal period, without duplication (a) the Consolidated Net Income of Arrow and its CA Subsidiaries for such period, plus (b) to the extent deducted from earnings in determining Consolidated Net Income for such period, the sum, in each case for such period, of income taxes, interest expense, depreciation expense amortization expense, including amortization of any goodwill or other intangibles, minus (c) to the extent included in determining Consolidated Net Income for such period, non-cash equity earnings of unconsolidated CA Affiliates, plus (d) to the extent excluded in determining Consolidated Net Income for such period, cash distributions received by Arrow from unconsolidated CA Affiliates, plus (e) to the extent deducted from earnings in determining Consolidated Net Income for such period, non-cash charges due to impairments recorded in such period in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, all as determined on a consolidated basis in accordance with GAAP plus (f) gains or losses related to the early extinguishment of notes, bonds or other fixed income investments plus (g) gains or losses due to integration or restructuring charges to the extent disclosed in public filings; provided that in determining Adjusted Consolidated EBITDA for any period of four consecutive fiscal quarters during which any business is acquired by Arrow, such Adjusted Consolidated EBITDA shall be measured on a pro forma basis to include the consolidated EBITDA of the acquired business (determined for such business in the manner Adjusted Consolidated EBITDA is determined for Arrow, as described above in this definition), plus identifiable, board-approved and publicly announced acquisition-related synergies which are expected to be realized over a twelve-month period following such acquisition.

    Section 1.1 is amended by amending and restating the definition of "Commitment Termination Date," such definition to read in its entirety as follows:

" Commitment Termination Date " means the earliest to occur of (a) February 19, 2006, (b) the date the commitment of any Program Support Provider terminates under any Program Support Agreement, and (c) the date of termination of any Program Support Agreement; provided , that in any event the Commitment Termination Date shall not occur prior to February 16, 2005 (or such later date as to which the SPV, Arrow, each Conduit Investor, Funding Agent and Alternate Investor affected thereby and the Administrative Agent may agree in writing).

    Section 1.1 is hereby amended by adding the following new definitions in their respective alphabetical locations, to read in their entirety as follows:

" Consolidated Interest Coverage Ratio " means for any period, the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Cash Interest Expense for such period.

" Consolidated Leverage Ratio " means on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

" Ratings " means the actual or implied senior unsecured non-credit enhanced debt ratings of Arrow in effect from time to time by Moody's or S&P, as the case may be, the bank debt rating of Arrow in effect from time to time by Moody's or the corporate credit rating of Arrow in effect from time to time by S&P.

    Subsection 8.1 is amended by amending and restating clause (n) thereof, such clause to read in its entirety as follows:

"(n) the Consolidated Leverage Ratio on any day during any fiscal quarter set forth below exceeds the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Consolidated Leverage Ratio

December 31, 2003 7.50 to 1.00

March 31, 2004 7.35 to 1.00

June 30, 2004 7.30 to 1.00

September 30, 2004 7.25 to 1.00

December 31, 2004 6.75 to 1.00

March 31, 2005 6.50 to 1.00

June 30, 2005 6.50 to 1.00

September 30, 2005 6.50 to 1.00

December 31, 2005 5.25 to 1.00

March 31, 2006 5.00 to 1.00

June 30, 2006 5.00 to 1.00

September 30, 2006 5.00 to 1.00

December 31, 2006 and 4.00 to 1.00

thereafter

; or"

    Subsection 8.1 is amended by amending and restating clause (o) thereof, such clause to read in its entirety as follows:

"(o) the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Arrow ending with any fiscal quarter set forth below is less than the ratio set forth below opposite such fiscal quarter:

Consolidated Interest

Fiscal Quarter Coverage Ratio

December 31, 2003 2.50 to 1.00

March 31, 2004 2.50 to 1.00

June 30, 2004 2.50 to 1.00

September 30, 2004 2.50 to 1.00

December 31, 2004 2.50 to 1.00

March 31, 2005 and thereafter 3.00 to 1.00

; or"

    Subsection 8.1 is amended by amending and restating clause (r) thereof, such clause to read in its entirety as follows:

"(r) [RESERVED]."

    Subsection 2.4 of Schedule I is amended by amending the definition of "Alternate Rate" in clause (d) by inserting, after the words "Rate Period" at the end of the first sentence thereof:

"plus the Applicable Margin."

    Subsection 2.4 of Schedule I is amended by amending and restating the definition of "Applicable Margin" in clause (d), such definition to read in its entirety as follows:

" Applicable Margin " means, on any date, the rate per annum determined based upon the Rating in effect on such date by both S&P and Moody's set forth under the relevant column heading below opposite such Rating:

Rating (S&P/Moody's)	Applicable Margin (in basis points) to the extent that the Alternate Rate is determined by reference to the Offshore Rate	Applicable Margin (in basis points) to the extent that the Alternate Rate is determined by reference to the Base Rate
Greater than or equal to BBB/Baa2	105.0	5
Greater than or equal to BBB-/Baa3	125.0	25
Greater than or equal to BB+/Ba1	170.0	70
Less than BB+/Ba1	185.0	85

; provided that, in the event that the Ratings of S&P and Moody's do not coincide, (i) the Applicable Margin set forth above opposite the lower of such Ratings will apply if the Ratings differ by only one level, (ii) the Applicable Margin consistent with the Rating one level above the lower Rating will apply if the ratings differ by two or more levels, and (iii), if there is no Ratings in effect, the Applicable Margin will be based on the Rating of less than BB+/Ba1.

    Schedule II is amended by amending and restating the definition of "Dilution Horizon Ratio" to read in its entirety as follows:

" Dilution Horizon Ratio " for any Calculation Period means the quotient of (a) the aggregate amount of sales by the Originators giving rise to Receivables in the most recently concluded period consisting of the greater of (i) two Calculation Periods and (ii) the weighted average dilution horizon calculated in accordance with the Agreed Upon Procedures as set forth in Schedule V , divided by (b) the Net Pool Balance as of the Month End Date for such Calculation Period.

  Representations and Warranties . To induce the Conduit Investors, Alternate Investors, the Funding Agents and the Administrative Agent to enter into this Amendment, the SPV and Arrow each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof, after giving effect to the amendments set forth herein:

    Authority . The SPV and Arrow each has the requisite corporate power, authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Transaction Documents, including the TAA (as modified hereby). The execution, delivery and performance by the SPV and Arrow of this Amendment and their performance of the Transaction Documents, including the TAA (as modified hereby), have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

    Enforceability . This Amendment has been duly executed and delivered by the SPV and Arrow. This Amendment is the legal, valid and binding obligation of the SPV and Arrow, enforceable against the SPV and Arrow in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity). The making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation (except to the extent that the violation thereof could not, in the aggregate, be expected to have a Material Adverse Effect or a material adverse effect on the condition (financial or otherwise), business or properties of Arrow and the other Originators, taken as a whole), or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected.

    Representations and Warranties . The representations and warranties contained in the Transaction Documents are true and correct on and as of the date hereof as though made on and as of the date hereof after giving effect to this Amendment.

    No Termination Event . After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Termination Event or a Potential Termination Event.

  Conditions Precedent . This Amendment shall become effective, as of the date hereof, on the date on which the following conditions precedent shall have been fulfilled:

    This Amendment . The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto.

    Additional Documents . The Administrative Agent shall have received all additional approvals, certificates, documents, instruments and items of information as the Administrative Agent may reasonably request and all of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent.

    Amendment Fees . Each of the following specified Funding Agents shall have received payment of an amendment fee in the amount of (i) $82,133.33 in the case of each of Bank of America, National Association; JPMorgan Chase Bank; and Fleet Securities, Inc. and (ii) $64,533.33 in the case of each of Credit Suisse First Boston, New York Branch; The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch.

    Legal Matters . All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Amendment shall be satisfactory in form and substance to the Administrative Agent, the Administrative Agent's counsel and each Funding Agent and the fees and expenses of counsel to the Administrative Agent incurred in connection with the execution of this Amendment and the transactions contemplated hereby shall have been paid in full.

  References to and Effect on the Transaction Documents .

    Except as specifically amended and modified hereby, each Transaction Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, Funding Agent or the Administrative Agent under any Transaction Document, nor constitute a waiver, amendment or modification of any provision of any Transaction Document, except as expressly provided in Section 1 hereof.

    This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

    Each reference in the TAA to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

  Execution in Counterparts . This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

  GOVERNING LAW . THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

  WAIVER OF JURY TRIAL . EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER TRANSACTION DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Arrow Electronics Funding Corporation ,

as SPV

By: /s/ Ira M. Birns

Name: Ira M. Birns

Title: President

Arrow Electronics, Inc. ,

individually and as Master Servicer

By: /s/ Ira M. Birns

Name: Ira M. Birns

Title: Vice President and Treasurer

Receivables Capital Company, LLC,

as a Conduit Investor

By: /s/ Douglas K. Johnson

Name: Douglas K. Johnson

Title: President

Bank of America, National Association,

as a Funding Agent, as Administrative Agent, and as an
Alternate Investor

By: /s/ Robert R. Wood

Name: Robert R. Wood

Title: Principal

Delaware Funding Company, LLC,
 as a Conduit Investor

By: /s/ Bradley S. Schwartz

Name: Bradley S. Schwartz

Title: Managing Director

JPMorgan Chase Bank,

(successor by merger to Morgan Guaranty Trust Company of New York) as a Funding Agent and as an Alternate Investor

By: /s/ Bradley S. Schwartz

Name: Bradley S. Schwartz

Title: Managing Director

Eagle Funding Capital Corporation,
as a Conduit Investor

By: Fleet Securities, Inc.,

its attorney-in-fact

By: /s/ John T. Hackett, III

Name: John T. Hackett, III

Title: Managing Director

Fleet Securities, Inc.

as a Funding Agent

By: /s/ Peter Benham

Name: Peter Benham

Title: Managing Director

Fleet National Bank

as an Alternate Investor

By: Fleet Securities, Inc.

as Agent for Fleet National Bank

By: /s/ Peter Benham

Name: Peter Benham

Title: Managing Director

Alpine Securitization Corp.,
as a Conduit Investor

By: Credit Suisse First Boston, New York Branch,

its attorney-in-fact

By: /s/ Bruce T. Miller

Name: Bruce T. Miller

Title: Director

By: /s/ Joseph Soave

Name: Joseph Soave

Title: Director

Credit Suisse First Boston, New York Branch

as a Funding Agent and as an Alternate Investor

By: /s/ Mark Golombeck

Name: Mark Golombeck

Title: Director

By: /s/ Mark Lengel

Name: Mark Lengel

Title: Director

Liberty Street Funding Corp.,
as a Conduit Investor

By: /s/ Bernard J. Angelo

Name: Bernard J. Angelo

Title: Vice President

The Bank of Nova Scotia,

as a Funding Agent and as an Alternate Investor

By: /s/ Norman Last

Name: Norman Last

Title: Managing Director

Gotham Funding Corporation,

as a Conduit Investor

By: /s/ Dimitris Spiliakos

Name: Dimitris Spiliakos

Title: Secretary

The Bank of Tokyo-Mitsubishi, Ltd., New York

Branch,

as a Funding Agent and as an Alternate Investor

By: /s/ Vincent DeLuca

Name: Vincent DeLuca

Title: Senior Vice President

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